Exhibit 10.1

November 2, 2004

Mr. Scott MacDonald

c/o New Plan Excel Realty Trust, Inc.

1120 Avenue of the Americas

New York, New York 10036

Re:          Employment Agreement, dated as of March 1, 2002 (as modified, the “Agreement”), by and between New Plan Excel Realty Trust, Inc. (the “Company”) and Scott MacDonald (“Executive”)

Dear Scott:

In reference to the Employment Agreement, please be advised that the Company hereby gives you notice that the term of the Agreement will not be extended.  Accordingly, the Agreement shall terminate and expire on March 1, 2005.

Sincerely,

New Plan Excel Realty Trust, Inc.

	By:	/s/ Steven F. Siegel

Name: Steven F. Siegel
Its: Executive Vice President

Receipt Acknowledged this
2nd day of November, 2004

/s/ Scott MacDonald
Scott MacDonald